      EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Eric Norrington, 972/550-5032	Darla Ashby, 972/550-5037
	Vice President of Communications	Director of Public Affairs
	enorrington@acecashexpress.com	dashby@acecashexpress.com

ACE CASH EXPRESS AGREES TO SETTLE
SHORT-TERM LOAN LAWSUIT
Settlement Will Resolve Pending Goleta National Bank Loan-Related Lawsuits
Reserve Established for Settlement in Third-Quarter Financial Statements

     DALLAS, May 13, 2003—ACE Cash Express, Inc. (NASDAQ:AACE), the nation’s largest check-cashing chain and a significant provider of related retail financial services, announced today that it has entered into a settlement agreement to resolve, on a nationwide basis, claims asserted against it regarding the former offering of the Goleta National Bank (GNB) short-term loans at its stores. The agreement was entered into regarding the purported nationwide class-action lawsuit, Purdie v. ACE Cash Express, Inc. and Goleta National Bank, pending in the U.S. District Court in Dallas, Texas, and is subject to that court’s approval. If approved, the settlement will result in the release of substantially all of the claims of former borrowers of the GNB-loan-related lawsuits pending against the Company.

     “Resolving these issues is critical for ACE to remain focused on its customers and the growth of the company,” stated Donald Neustadt, chief executive officer of ACE. “We weighed the alternatives and believe the settlement is the right decision for ACE and our shareholders to significantly reduce the future distractions and costs of the settled lawsuits. This settlement will enable us to operate with less risk and more stability.”

     The settlement addresses substantially all of the short-term, or “payday,” loans made by GNB nationwide through its relationship with ACE. Under the settlement, all persons who obtained those loans and do not affirmatively act to exclude themselves from the settlement will release ACE and Goleta from all liability in connection with those loans. In exchange, ACE will discontinue further collection efforts on all unpaid GNB loans; will refund to any borrower who has paid all of his or her loans in full and who timely submits a claim, an amount in cash equal to a percentage of the finance charges paid by such borrower, but not less than $7.50 or more than $45.00; and will abide by certain restrictions on its short-term lending activities for up to two years after final court approval of the settlement. If the total payments to former borrowers and certain other costs relating to the settlement are less than $2.5 million, ACE will pay the difference to certain consumer advocacy organizations. In addition, ACE will pay up to $2.1 million to attorneys representing the plaintiffs in Purdie and certain other GNB-loan-related lawsuits and will bear all notice and administrative costs in connection with the settlement.

     “Over the past 18 months, we have been working to resolve all of our GNB-loan-related legal and regulatory matters in the most expeditious manner possible,” stated Jay B. Shipowitz, president and chief operating officer of ACE. “We are pleased with the settlement terms. We just finished up a strong third quarter, with our operations continuing to improve. Upon approval of this settlement, most of these legal and regulatory issues will be behind us, and we will be able to more fully concentrate on growing our business and continuing to meet the needs of our customers.”

     Based on its estimate of anticipated claims from borrowers and administrative and related costs, ACE has established a $5 million reserve in the financial statements for the third fiscal quarter. In establishing this reserve, ACE has incurred a one-time charge, net of tax, of $3 million, or 29 cents per share, for the third quarter.

     The terms of the settlement and the settlement agreement are subject to the Purdie court’s approval, which the parties to the settlement have agreed to seek as soon as practicable.

     Though ACE is reserving $5 million, it is also pursuing a lawsuit filed against two insurers that issued errors and omissions policies in favor of ACE, one effective during the 2000 calendar year and the other effective during the 2001 calendar year. ACE claims in this lawsuit that these policies provided coverage for the defense costs and any settlement payments in connection with the GNB-loan-related lawsuits. Though ACE intends to continue to pursue its claims against the insurers, ACE’s third-quarter financial statements do not reflect any potential recovery from this lawsuit.

     The Company previously announced diluted earnings per share of 55 cents for its third fiscal quarter ended March 31, 2003 and diluted estimated earnings per share of between $1.19 and $1.21 for fiscal 2003, in each case excluding the potential impact of any settlement of litigation. The settlement and litigation-related expenses will require the Company to reduce its diluted earnings per share to 26 cents for its third fiscal quarter and its estimate of diluted earnings per share to between 90 cents and 92 cents for its 2003 fiscal year.

Forward-looking Statements

     The statements made above in this release contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are based on the assumptions of ACE’s management and are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors, could cause the actual results to differ materially from those projected in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to: the possibility that the Purdie court will disapprove the settlement or that the settlement will not be implemented; the matters described in ACE’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002, and its other public filings; ACE’s relationships with Travelers Express Company, Inc. and its affiliates, with H&R Block, with ACE’s bank lenders, and with American Capital Strategies, Ltd.; ACE’s relationships with third-party providers of products and services offered by ACE or property used in ACE’s operations; federal and state governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses; the results of litigation regarding short-term consumer lending activities; theft and employee errors; the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the ACE’s growth strategy; increases in interest rates, which would increase ACE’s borrowing costs; the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE; the terms and performance of third-party products and services offered at ACE locations; and customer demand and response to products and services offered at ACE locations.

     ACE does not assume, but expressly disclaims, any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

About ACE Cash Express, Inc.

     ACE Cash Express, Inc. is headquartered in Irving, Texas and is the largest owner, operator and franchiser of check-cashing stores in the United States. Founded in 1968, the Company has a total network of 1,170 stores, consisting of 974 company-owned stores and 196 franchised stores in 35 states and the District of Columbia. ACE also maintains automatic check-cashing machines, which provide financial services without the need for a service associate, at 22 company-owned stores and, during the tax season, at more than 200 H&R Block retail offices. ACE offers a broad range of check-cashing and other consumer financial services and is one of the largest providers of MoneyGram wire transfer transactions. In addition, ACE offers money orders, bill payment services, and prepaid local and long distance telecommunication services. Small, short-term consumer loans are also available to customers at various ACE company-owned stores. The company’s website is found at www.acecashexpress.com.

####